UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NASCENT WINE COMPANY, INC.
(Name of small business issuer in its charter)

Nevada	5182	82-0576512
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1052 Las Palmas Entrada
Henderson, Nevada 89012
(702) 580-8565
(Address and telephone number of principal executive offices and principal place of business)

Patrick Deparini
1052 Las Palmas Entrada
Henderson, Nevada 89012
(702) 580-8565
(Name, address and telephone number of agent for service)

Copies to:
Wendy E. Miller, Esq.
25498 Eastbluff Drive #437
Newport Beach, California 92660
(949) 400-8913

NASCENT WINE COMPANY, INC.

DEREGISTRATION OF A PORTION OF UNSOLD SECURITIES

The SB-2 Registration Statement, as amended, filed by Nascent Wine Company, Inc. and deemed effective by the Securities and Exchange Commission, offered a minimum of 800,000 and up to a maximum of 2,500,000 shares of our $0.001 par value common stock at a price of $0.03 per share pursuant to a self-underwritten offering.  A total of 828,400 shares were sold by the Company to twenty investors in conjunction with the registered offering for an aggregate of $24,794.85.

This Post-Effective Amendment No. 1 is filed to deregister 1,671,600 shares representing the unsold portion of the stock to be offered by us.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada on October 20, 2005.

Nascent Wine Company, Inc.
(Registrant)

By: /s/ Patrick Deparini
Patrick Deparini
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Patrick Deparini	President, CEO and Director	October 20, 2005
Patrick Deparini

/s/ Patrick Deparini	Chief Financial Officer	October 20, 2005
Patrick Deparini

/s/ Patrick Deparini	Chief Accounting Officer	October 20, 2005
Patrick Deparini